Exhibit 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal Year 2015 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 21, 2015--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the fourth quarter (Q4) and fiscal year that ended September 25, 2015. For the fourth quarter, Dolby reported total revenue of $229.5 million, compared to $227.0 million for the fourth quarter of fiscal year 2014. For fiscal 2015, Dolby reported total revenue of $967.4 million, compared to $960.2 million for fiscal 2014.

Fourth quarter GAAP net income was $44.5 million, or $0.43 per diluted share, compared to $45.9 million, or $0.44 per diluted share, for the fourth quarter of fiscal 2014. On a non-GAAP basis, fourth quarter net income was $42.3 million, or $0.41 per diluted share, compared to $60.8 million, or $0.58 per diluted share, for the fourth quarter of fiscal 2014.

Fiscal 2015 GAAP net income was $179.3 million, or $1.73 per diluted share, compared to $206.1 million, or $1.99 per diluted share, for fiscal 2014. On a non-GAAP basis, fiscal 2015 net income was $227.2 million, or $2.19 per diluted share, compared to $267.4 million, or $2.58 per diluted share, for fiscal 2014. Fourth quarter and fiscal 2015 GAAP results include a pre-tax gain of approximately $26 million related to the sale of real estate. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

"Although revenue was at the low end of our expectations, we are projecting growth in fiscal 2016,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “Dolby Cinema and Dolby Voice have captivated customers, and we expect these initiatives to contribute to higher revenues.”

Dividend

Dolby today announced a cash dividend of $0.12 per share of Class A and Class B common stock, payable on November 10, 2015, to stockholders of record as of the close of business on November 2, 2015. The per-share amount of the dividend represents a 20 percent increase over the prior amount under our quarterly cash dividend program.

Financial Outlook

Q1 2016

Dolby estimates that total revenue for the first quarter (Q1) of fiscal 2016 will range from $235 million to $245 million. Gross margin percentages are projected to range between approximately 89 percent and 90 percent on a GAAP basis and between 90 percent and 91 percent on a non-GAAP basis.

Dolby anticipates that operating expenses will be between $174 million and $177 million on a GAAP basis and between $152 million and $155 million on a non-GAAP basis.

Dolby estimates that diluted earnings per share will be between $0.26 and $0.32 on a GAAP basis and between $0.43 and $0.49 on a non-GAAP basis.

Dolby estimates that its fiscal Q1 2016 effective tax rate will be approximately 26 percent on both a GAAP and non-GAAP basis.

Fiscal Year 2016

Dolby anticipates that total revenue will range from $1 billion to $1.03 billion.

Dolby anticipates that operating expenses will be between $689 million and $699 million on a GAAP basis and between $610 million and $620 million on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q4 and year-end fiscal 2015 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, October 21, 2015. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-888-277-7112. International callers can access the conference call at 1-913-981-5526.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, October 21, 2015, until 9:00 p.m. PT on Wednesday, October 28, 2015, by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 950586. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures. These measures are adjusted to exclude amounts related to stock-based compensation, expense associated with dividend equivalents paid on restricted stock units, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. In the fourth quarter of fiscal 2015, our non-GAAP results exclude a one-time gain on the sale of real estate. Dolby presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby's business for planning and forecasting in subsequent periods. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby's investor relations website at http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q1 2016 and fiscal 2016, our ability to advance our long-term objectives, and future quarterly dividend payments, are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD and Blu-ray Disc™, broadcast, consumer electronics, gaming, mobile, and automobile markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® 8 and Windows 10 devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit http://www.dolby.com.

Dolby, Dolby Voice, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema is a trademark of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. Windows is a registered trademark of Microsoft Corporation. DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Revenue:	(unaudited)	(unaudited)	(unaudited)
Licensing	$200,097	$208,943	$864,883	$878,844
Products	25,060	13,581	83,904	59,219
Services	4,363	4,433	18,623	22,113
Total revenue	229,520	226,957	967,410	960,176

Cost of revenue:
Cost of licensing	2,264	(1,318)	10,879	10,814
Cost of products	19,633	10,191	70,481	45,132
Cost of services	3,460	3,547	13,436	14,230
Total cost of revenue	25,357	12,420	94,796	70,176

Gross margin	204,163	214,537	872,614	890,000

Operating expenses:
Research and development	50,189	47,081	200,892	183,128
Sales and marketing	74,180	63,838	278,920	252,647
General and administrative	46,025	45,534	181,981	178,104
Restructuring charges/(credits)	(41)	(210)	(80)	2,403
Total operating expenses	170,353	156,243	661,713	616,282

Operating income	33,810	58,294	210,901	273,718

Other income/expense:
Interest income	1,100	811	4,544	3,344
Interest expense	(68)	639	(183)	183
Other income/(expense), net	27,034	918	28,193	(1,146)
Total other income	28,066	2,368	32,554	2,381

Income before income taxes	61,876	60,662	243,455	276,099
Provision for income taxes	(17,003)	(14,300)	(62,257)	(67,379)
Net income including controlling interest	44,873	46,362	181,198	208,720
Less: net (income) attributable to controlling interest	(375)	(421)	(1,863)	(2,617)
Net income attributable to Dolby Laboratories, Inc.	$44,498	$45,941	$179,335	$206,103

Net Income Per Share:
Basic	$0.44	$0.45	$1.75	$2.02
Diluted	$0.43	$0.44	$1.73	$1.99
Weighted-Average Shares Outstanding:
Basic	101,935	102,211	102,354	102,151
Diluted	103,059	104,116	103,862	103,632

Cash dividend declared per common share	$0.12	$0.10	$0.42	$—

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 25, 2015	September 26, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$531,926	$568,472
Restricted cash	2,936	2,142
Short-term investments	138,901	231,208
Accounts receivable, net	101,563	86,168
Inventories	13,872	8,536
Deferred taxes	97,101	86,445
Prepaid expenses and other current assets	32,031	22,880
Total current assets	918,330	1,005,851
Long-term investments	321,015	296,335
Property, plant and equipment, net	403,091	289,755
Intangible assets, net	127,507	63,700
Goodwill	307,708	277,574
Deferred taxes	46,178	41,746
Other non-current assets	9,464	9,051
Total assets	$2,133,293	$1,984,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,710	$15,898
Accrued liabilities	168,419	158,376
Income taxes payable	730	2,600
Deferred revenue	19,284	12,496
Total current liabilities	209,143	189,370
Long-term deferred revenue	33,435	19,279
Other non-current liabilities	76,763	43,715
Total liabilities	319,341	252,364

Stockholders’ equity:
Class A common stock	51	51
Class B common stock	51	52
Additional paid-in capital	17,571	46,415
Retained earnings	1,798,802	1,660,485
Accumulated other comprehensive income/(loss)	(11,462)	3,014
Total stockholders’ equity – Dolby Laboratories, Inc.	1,805,013	1,710,017
Controlling interest	8,939	21,631
Total stockholders’ equity	1,813,952	1,731,648
Total liabilities and stockholders’ equity	$2,133,293	$1,984,012

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended
	September 25, 2015	September 26, 2014
Operating activities:	(unaudited)
Net income including controlling interest	$181,198	$208,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,133	53,278
Stock-based compensation	67,069	65,680
Amortization of premium on investments	9,162	9,398
Excess tax benefit from exercise of stock options	(2,544)	(2,434)
Provision for doubtful accounts	33	1,119
Deferred income taxes	(14,484)	(6,696)
Gain on sale of ownership interest in subsidiary	(26,221)	—
Other non-cash items affecting net income	5,125	1,821
Changes in operating assets and liabilities:
Accounts receivable	(7,008)	10,165
Inventories	5,835	3,818
Prepaid expenses and other assets	(3,595)	(354)
Accounts payable and other liabilities	(8,271)	33,714
Income taxes, net	21,482	951
Deferred revenue	12,208	(8,734)
Other non-current liabilities	268	691
Net cash provided by operating activities	309,390	371,137

Investing activities:
Purchase of investments	(392,936)	(389,282)
Proceeds from sales of investment securities	305,225	159,559
Proceeds from maturities of investment securities	146,152	137,059
Purchases of property, plant and equipment	(157,552)	(88,308)
Payments for business acquisitions, net of cash acquired	(93,516)	—
Purchase of intangible assets	(37,416)	(37,950)
Proceeds from sale of property, plant and equipment and assets held for sale	26	3,355
Proceeds from sale of ownership interest in subsidiary	27,216	—
Change in restricted cash	(794)	1,033
Net cash used in investing activities	(203,595)	(214,534)

Financing activities:
Proceeds from issuance of common stock	28,627	33,373
Repurchase of common stock	(107,349)	(56,028)
Payment of cash dividend	(41,018)	—
Distribution to controlling interest	(5,628)	—
Excess tax benefit from the exercise of stock options	2,544	2,434
Shares repurchased for tax withholdings on vesting of restricted stock	(15,708)	(13,651)
Payment of deferred consideration for prior business combination	—	(6,708)
Net cash used in financing activities	(138,532)	(40,580)

Effect of foreign exchange rate changes on cash and cash equivalents	(3,809)	(1,948)
Net increase/(decrease) in cash and cash equivalents	(36,546)	114,075
Cash and cash equivalents at beginning of period	568,472	454,397
Cash and cash equivalents at end of period	$531,926	$568,472

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter of fiscal 2015 and 2014 and fiscal 2015 and 2014:

Net income:	Fiscal Quarter Ended		Fiscal Year Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
GAAP net income	$44.5	$45.9	$179.3	$206.1
Stock-based compensation	16.3	16.9	67.1	65.7
RSU dividend equivalent	0.5	0.7	2.4	3.0
Amortization of acquired intangibles	4.0	2.8	17.0	11.3
Restructuring charges, net	—	(0.2)	—	2.4
Other non-operating income adjustments	(26.2)	—	(26.2)	—
Income tax adjustments	3.2	(5.3)	(12.4)	(21.1)
Non-GAAP net income	$42.3	$60.8	$227.2	$267.4

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
GAAP diluted earnings per share	$0.43	$0.44	$1.73	$1.99
Stock-based compensation	0.16	0.16	0.65	0.62
RSU dividend equivalent	—	0.01	0.02	0.04
Amortization of acquired intangibles	0.04	0.03	0.16	0.11
Restructuring charges, net	—	—	—	0.02
Other non-operating income adjustments	(0.25)	—	(0.25)	—
Income tax adjustments	0.03	(0.06)	(0.12)	(0.20)
Non-GAAP diluted earnings per share	$0.41	$0.58	$2.19	$2.58

Shares used in computing diluted earnings per share (in millions)	103	104	104	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the first quarter of fiscal 2016 and fiscal year 2016 included in this release:

Gross margin:	Q1 2016
GAAP gross margin (low - high end of range)	89% - 90%
Stock-based compensation	0.2%
Amortization of acquired intangibles	0.8%
Non-GAAP gross margin (low - high end of range)	90% - 91%

Operating expenses:	Q1 2016	Fiscal 2016
GAAP operating expenses (low - high end of range)	$174 - $177	$689 - $699
Stock-based compensation	(19.5)	(71.0)
RSU dividend equivalent	(0.5)	(1.5)
Amortization of acquired intangibles	(2.0)	(6.5)
Non-GAAP operating expenses (low - high end of range)	$152 - $155	$610 - $620

Diluted earnings per share:	Q1 2016
	Low	High
GAAP diluted earnings per share	$0.26	$0.32
Stock-based compensation	0.19	0.19
RSU dividend equivalent	0.01	0.01
Amortization of acquired intangibles	0.03	0.03
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.43	$0.49

Shares used in computing diluted earnings per share (in millions)	102	102

CONTACT:
Investor Contact:
Dolby Laboratories
Elena Carr, 415-645-5583
investor@dolby.com
Media Contact:
Dolby Laboratories
Sean Durkin, 415-645-5176
news@dolby.com